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                                                                    EXHIBIT 10.5

                               RCH HOLDINGS, INC.




                             SUBSCRIPTION AGREEMENT





















FOR FLORIDA RESIDENTS ONLY:

WHEN SALES ARE MADE TO FIVE OR MORE PERSONS IN THE STATE OF FLORIDA, ANY SALE IN THE STATE OF FLORIDA IS VOIDABLE BY THE PURCHASER IN SUCH SALE EITHER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.


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SOUTH CAROLINA RESIDENTS ONLY:

THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER ONE OR MORE SECURITIES ACTS.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSIONER OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ADEQUACY OR DETERMINED THE ADEQUACY OF THESE DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.




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                                              ---------------------------------
                                                             Name of Subscriber



                             SUBSCRIPTION AGREEMENT



RCH Holdings, Inc.
700 N. Pearl Street, Suite 200
Dallas, Texas 75201
Attention: Todd Doshier

Gentlemen:

         1. SUBSCRIPTION. The undersigned (the "Subscriber"), intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase, subject to the terms and conditions set forth below, the number of shares (the "Company Shares") of common stock, no par value per share ("Company Common Stock"), of RCH Holdings, Inc., a Texas corporation ("RCH Holdings"), specified on the signature page hereof. The Subscriber's subscription for the Company Shares is being made in connection with the reorganization and recapitalization of RCH Holdings (the "Reorganization and Recapitalization"), pursuant to which all of the shareholders of RCH Holdings, including the Subscriber (assuming the Subscriber purchases the Shares), will become stockholders of Allied Riser Communications Holdings, Inc., a Delaware corporation and successor-in-interest to substantially all of the assets and liabilities of RCH Holdings ("ARC Holdings"). Such reorganization and recapitalization is more fully described in the Proxy Statement attached as Appendix A (the "Proxy Statement").

         If the Subscriber is already a holder of Company Common Stock and is not subscribing for shares of Company Common Stock hereby, the Subscriber's execution of this Subscription Agreement is being provided for the benefit of the Company and ARC Holdings in connection with the Reorganization and Recapitalization.

          In connection with the Reorganization and Recapitalization, shareholders of RCH Holdings will become stockholders of ARC Holdings and as such will be required to enter into a stockholders' agreement (the "Stockholders' Agreement"), a copy of which is attached as Appendix B.

         The Subscriber hereby tenders to RCH Holdings the following:

         (a) a fully completed and executed copy of this Subscription Agreement (this "Agreement");

         (b)      a fully executed copy of the Stockholders' Agreement; and





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         (c)      payment in full (by personal or cashier's check, payable to the order of RCH Holdings, Inc.) for the Company Shares, which payment (the "Funds") shall be in an amount equal to $.0001 multiplied by the number of Company Shares set forth on the signature page hereof, rounded up to the nearest $.01.

Tender of a fully completed and executed copy of this Subscription Agreement, the executed Stockholders' Agreement and the Funds shall be by delivery of the same to the Company at the address shown above.

         The Subscriber acknowledges that RCH Holdings reserves the right, in its sole and absolute discretion, to reject this subscription, in whole or in part, for any reason. If this subscription is rejected, this Agreement and the Stockholders' Agreement shall, with respect to the Subscriber, be null and void and all Funds paid by the Subscriber shall be returned by RCH Holdings as soon as practicable. The Subscriber`s signature hereon constitutes an irrevocable subscription to purchase the Company Shares specified on the signature page. Upon the acceptance of this Agreement by RCH Holdings, a fully executed copy of this Agreement, together with a fully executed copy of the Stockholders' Agreement (without attachments) will be furnished to the Subscriber.

         2. REORGANIZATION AND RECAPITALIZATION. As part of the Reorganization and Recapitalization, RCH Holdings will sell substantially all of its assets, and assign substantially all of its liabilities, to ARC Holdings and receive, as consideration therefor, an aggregate of approximately 50,191,806 shares of common stock, $.0001 value per share, of ARC Holdings (the "Purchase Shares"). As soon as practicable after such sale, RCH Holdings will be dissolved and the Purchase Shares will be distributed to shareholders of RCH Holdings in complete liquidation of RCH Holdings. As a result of the Reorganization and Recapitalization, the shareholders of RCH Holdings, including the Subscriber, will receive Purchase Shares and, therefore, become stockholders of ARC Holdings. In connection with the Reorganization and Recapitalization, stockholders of ARC Holdings will be required to enter into the Stockholders' Agreement. The Reorganization and Recapitalization is more fully described in the Proxy Statement. As used herein, the term "Company" shall refer to RCH Holdings and its successors in interest under the Reorganization and Recapitalization, including without limitation, ARC Holdings.

          THE SUBSCRIBER IS URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY AND ALL REFERENCES TO THE REORGANIZATION AND RECAPITALIZATION IN THIS AGREEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PROXY STATEMENT.

         3. ACKNOWLEDGMENT OF INVESTMENT RISKS. The Subscriber acknowledges that, if the Reorganization and Recapitalization is consummated, the Subscriber will receive Purchase Shares in respect of the Company Shares owned by the Subscriber. As a result, the Subscriber must not only evaluate the risks attendant to an investment in the Company Shares but also the risks related to an investment in the Purchase Shares. The Subscriber further acknowledges that the various representations and warranties of the Subscriber herein are a material inducement to ARC Holdings to consummate the Reorganization and Recapitalization and that, but for such representations and warranties, ARC Holdings might not consummate the Reorganization and Recapitalization.



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         In light of the foregoing, the Subscriber hereby acknowledges that an investment in the Company Shares and the Purchase Shares received in respect of such Company Shares (collectively, the "Shares") involves certain significant risks. Each prospective investor acknowledges that there is a substantial risk that the Subscriber will lose all or a portion of his or her investment and should be financially capable of bearing the risk of such investment for an indefinite period of time.

         4. REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER. The Subscriber acknowledges, warrants and represents to the Company as follows:

                  (a) The Subscriber has received, has thoroughly read, is familiar with and understands the contents of the Proxy Statement of RCH Holdings, a copy of which is enclosed herewith as Appendix A (together with all exhibits and attachments, the "Proxy Statement") concerning the Reorganization and Recapitalization, RCH Holdings and ARC Holdings, and the risks associated with the Shares.

                  (b) The Subscriber has received, has thoroughly read, is familiar with and understands the contents of the Stockholders' Agreement including, without limitation, the restrictions on transfer of the Shares and the drag-along rights relating to the Shares contained therein.

                  (c) The Subscriber has no need for liquidity in his or her investment in the Shares and is able to bear the risk of that investment for an indefinite period. The Subscriber understands that there presently is no public market for the Shares and none is anticipated to develop in the foreseeable future. The Subscriber's present financial condition is such that the Subscriber is under no present or contemplated future need to dispose of any portion of the Shares subscribed for hereby to satisfy any existing or contemplated undertaking, need or indebtedness. The Subscriber's overall commitment to investments which are not readily marketable is not disproportionate to his or her net worth and the investment in the Company will not cause such overall commitment to become excessive. The Subscriber's investment in the Shares does not exceed 20% of the Subscriber's net worth (or, if applicable, the joint net worth of the Subscriber and the Subscriber's spouse).

                  (d) The Shares have not been registered under the Securities Act, or any state securities act other than those state securities acts that the Company believes require registration of the Shares thereunder, and are being sold on the basis of exemptions from registration under the Securities Act and applicable state securities acts, except those state securities acts that require registration of the Shares thereunder. Reliance on such exemptions, where applicable, is predicated in part on the accuracy of the Subscriber's representations and warranties set forth herein. The Subscriber acknowledges and hereby agrees that the Shares will not be transferable under any circumstances unless the Subscriber either registers his or her Shares in accordance with federal and state securities laws or finds and complies with an exemption under such laws. Accordingly, the Subscriber hereby acknowledges that there can be no assurance that the Subscriber will be able to liquidate his investment in the Company. The Subscriber understands that the Company is under no obligation to register the Shares under the Securities Act or to comply with any applicable


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

         exemption under the Securities Act on behalf of the Subscriber with respect to any resale of the Shares and that the Subscriber will not be able to avail himself of the provisions of Rule 144 promulgated under the Securities Act with respect to the resale of the Shares until the Shares have been beneficially owned by the Subscriber for a period of at least one (1) year from date of purchase. The Subscriber further understands that any certificates evidencing the Company Shares will bear a legend referring to the foregoing transfer restrictions.

The Subscriber also understands that certificates evidencing the Purchase Shares received in respect of the Company Shares will bear the legends required by the Stockholders' Agreement, in addition to the legends required by applicable law.

         In evaluating the merits and risks of an investment in the Company, the Subscriber has had the opportunity to seek the advice of his or her legal and financial advisors, has availed himself or herself of that right to the extent deemed appropriate, and has not relied on the advice of the Company or the Company's legal and financial counsel.

         The Shares are being acquired solely for the Subscriber's own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and the Subscriber has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. In order to induce the Company to issue and sell to the undersigned the Shares subscribed for hereby, the parties hereto agree that the Company will have no obligation to recognize the ownership, beneficial or otherwise, of the Shares by anyone other than the Subscriber. The Subscriber is not taking and will not take or cause to be taken any action that would cause the Subscriber to be deemed an "underwriter" within the meaning of Section 2(11) of the Securities Act.

         There are substantial risk factors pertaining to an investment in the Company. The Subscriber acknowledges that he or she has read the information set forth above regarding certain of such risks and is familiar with the nature and scope of all such risks, including, without limitation, risks arising from the fact that the Company is an entity with limited operating history and financial resources; and the Subscriber is fully able to bear the economic risks of such investment for an indefinite period, and can afford a complete loss thereof.

         The Subscriber has been given the opportunity to (X) ask questions of and receive answers from the Company and its designated representatives concerning the terms and conditions of the offering, the Company and the business and financial condition of the Company and (Y) obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to assist the Subscriber in evaluating the advisability of an investment in the Company and verifying the accuracy of information furnished in the Proxy Statement. The Subscriber further represents and warrants that, prior to signing this Agreement, he or she has asked such questions, received such answers and obtained such information as he or she has deemed necessary or advisable to evaluate the merits and risks of an investment in the Company. The Subscriber is not relying on any oral representation made by any other person as to the Company or its operations, financial condition or prospects.


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         The Subscriber understands that no federal, state or other governmental authority has made any recommendation, findings or determination relating to the merits of an investment in the Company.

         The address of the Subscriber set forth on the signature page hereof is a true and correct residence address, and the Subscriber is a bona fide resident and domiciliary of such state or jurisdiction and has no present intention of becoming a resident of any other state or jurisdiction.

The foregoing representations and warranties of the Subscriber are complete, true and accurate as of the date hereof and shall survive delivery of the Funds to the Company for all purposes. If in any respect any of such representations and warranties shall not be true and accurate following delivery of the Funds but prior to the sale of the Shares, the Subscriber shall give prompt written notice of such fact to the Company, specifying which representations and warranties are not true and accurate and the reasons therefor.

         5. STOCK PURCHASE RIGHTS. In consideration for the Subscriber's purchase of the Shares, ARC Holdings hereby grants to the Subscriber the following rights to purchase shares of common stock, $.0001 par value per share, of ARC Holdings:

         (a)      Protection Against Dilution.

                           (i) The Subscriber will have the right to purchase
                  additional shares of common stock, $.0001 par value per share of ARC Holdings (the "ARC Holdings Common Stock"), for a cash purchase price of $.0001 per share, upon the issuance by ARC Holdings to non-employees of additional ARC Holdings Common Stock exclusively for cash (including ARC Holdings Common Stock issued upon conversion of convertible debt) in a transaction other than a Qualifying Public Offering (as defined in the Certificate of Incorporation of ARC Holdings, attached as Appendix D to the Proxy Statement) such that following any such additional issuance, each such individual will be entitled to own the same percentage of ARC Holdings Common Stock (excluding any conversion of ARC Holdings Preferred Stock (as defined in the Stockholders' Agreement)) that he or she held immediately prior to such additional issuance, without giving effect to the conversion of the ARC Holdings Preferred Stock.

                           (ii) All of such purchase rights will terminate upon
                  the earlier to occur of (A) three years from the closing of the Reorganization and Recapitalization, or (B) the completion of cash equity investments in ARC Holdings, or its successors or any other joint venture or other entity through which all or a portion of the ARC Holdings business is conducted, of $60 million in the aggregate (including the capital to be invested by the investors upon their purchase of ARC Holdings Preferred Stock in connection with the Reorganization and Recapitalization; or (C) immediately prior to a Qualifying Public Offering. In addition, if the Subscriber is, as of the date of this Subscription Agreement, an Employee Subscriber (as defined below), such Subscriber's purchase right will terminate at such time as such Subscriber's


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                  employment is terminated, for any reason, with RCH Holdings,
                  ARC Holdings or Allied Riser Communications, Inc., a Delaware corporation and wholly owned subsidiary of ARC Holdings ("New ARC"), or any other affiliate of ARC Holdings (RCH Holdings, ARC Holdings, New ARC and any such affiliate who employs the Subscriber are collectively referred to herein as the "Employer") or by any third party who furnishes employees to Employer.

         (b)      Restricted Shares and Vesting.

                           (i) With respect to a Subscriber who is, as of the
                  date of this Agreement, an employee of Employer, or who serves in the capacity of an employee of the Employer, whether employed directly by the Employer or by a third party who furnishes employees to Employer, ("Employee Subscriber"), the Shares owned by such Employee Subscriber (including shares of ARC Holdings Common Stock hereafter acquired by Subscriber pursuant to this Section 5) shall be restricted, non-transferable and subject to repurchase by the Company (the "Restricted Shares") until vested in accordance with this subsection 5(b). The Employee Subscriber shall not be entitled to vote with respect to any of such unvested Restricted Shares. The Shares shall vest in accordance with Exhibit A hereto.

                           (ii) If the Employee Subscriber voluntarily
                  terminates his or her employment with Employer, or is terminated by the Employer for any reason, or by reason of the death, disability, injury or illness of the Employee Subscriber, then the Subscriber shall be entitled to retain all Restricted Shares in which the Subscriber has vested. In such event, pursuant to this Agreement and without further action by the Employee Subscriber, the Company shall have the right to repurchase all unvested Restricted Shares upon payment to the Employee Subscriber of an amount equal to the product of $.0001 multiplied by the number of unvested Restricted Shares. The purchase price payable by the Company pursuant to the preceding sentence shall be subject to appropriate adjustment upon the occurrence of stock split, stock dividend, recapitalization, merger or other similar capital transaction.

                           (iii) In the event of a Qualifying Public Offering
                  or a business combination of ARC Holdings prior to vesting of all unvested Restricted Shares notwithstanding the vesting schedule set forth on Exhibit A hereof, all of the unvested Restricted Shares shall immediately vest and the Company's right of repurchase shall terminate. For purposes of this Agreement, a "business combination" shall mean a sale to an unaffiliated third party of at least a majority of the outstanding shares of ARC Holdings Common Stock, a sale or transfer to an unaffiliated third party of the power to elect a majority of the members of the Board of Directors of Employer, a sale to an unaffiliated third party of substantially all of the assets of Employer, a merger or other consolidation with an unaffiliated third party following which the ability to elect a majority of the members of the Board of Directors of Employer or a majority of the voting power of the surviving corporation is not held by the Financial Sponsors (as defined in the Stockholders' Agreement).


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         (c)      Right to Purchase Reserved Management Shares.

                           The Subscriber hereby acknowledges that ARC Holdings
                  has reserved up to 11,950,000 shares of its ARC Holdings Common Stock for issuance to certain specified future members of senior management of ARC Holdings (the "Reserved Management Shares"). If all of such Reserved Management Shares are not issued to the members of management, for whom such shares have been reserved, upon the earlier of (i) three years from the closing of the Reorganization and Recapitalization or (ii) immediately prior to consummation of a Qualifying Public Offering, then each holder of ARC Holdings Common Stock (other than the Investors (as defined in the Proxy Statement)) shall be entitled to purchase, on a pro rata basis, for a price of $.0001 per share, unissued Reserved Management Shares in an amount and to the extent that such stockholder would have been permitted to purchase shares of ARC Holdings Common Stock had such shares been issued to such stockholder upon consummation of the Reorganization and Recapitalization.

                           The Subscriber understands that, if the Subscriber
                  is an Employee Subscriber, any shares of ARC Holdings Common Stock purchased by such Employee Subscriber pursuant to this
                  Section 5(c) ("Allocated Reserved Shares") in respect of unvested shares of ARC Holdings Common Stock already owned by such Employee Subscriber shall also be unvested, and shall vest at the same time as, and proportionate to, the vesting of shares of ARC Holdings Common Stock already owned by such Employee Subscriber in respect of which such Allocated Reserved Shares were purchased.

         6. COVENANTS IN RESPECT OF EMPLOYMENT. If the Subscriber is an Employee Subscriber, he or she agrees that, in consideration for the issuance of the shares to the Employee Subscriber, he or she will observe and perform the covenants set forth on Exhibit B hereto to the same extent as if fully set out herein (the "Employment Covenants").

                  (a) In connection with agreeing to perform the Employment Covenants, the Employee Subscriber acknowledges and understands that during the course of his or her employment, he or she will become familiar with and/or create or develop certain confidential information of the Employer which is exceptionally valuable to the Employer and vital to the success of the Employer's business; and the Employer acknowledges that the Employer would terminate or prohibit Employee Subscriber's access to the Customers, employees and Confidential Information (as each term is defined in the Employment Covenants) of the Employer or its affiliates in the absence of the restrictions and protections contained in the Employment Covenants; and Employee Subscriber and the Employer desire to protect such business and Confidential Information from disclosure to third parties or its use to the detriment of the Employer; and the Employee Subscriber acknowledges the reasonableness and necessity of the restrictions contained in the Employment Covenants and is willing to undertake such covenants.


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                  (b) In the event that the Employee Subscriber breaches any of the terms contained in the Employment Covenants, the Employee Subscriber stipulates that such breach will result in immediate and irreparable harm to the business and goodwill of the Employer and that damages, if any, and remedies at law for such breach would be inadequate. The Employee Subscriber hereby agrees that the Employer shall therefore be entitled to apply for and receive from any court of competent jurisdiction an injunction to restrain any violation of the Employment Covenants (without the requirement of posting a bond) and for such further relief as the court may deem just and proper, and the Employee Subscriber shall, in addition, pay to the Employer, following judgment or other final determination by such court, the Employer's costs and expenses in enforcing such terms (including court costs and reasonable attorneys' fees).

                  (c) The obligations, duties and liabilities of the Employee Subscriber pursuant to the Employment Covenants are continuing, absolute and unconditional and shall remain in full force and effect as provided herein. If (i) the Employee Subscriber's employment is terminated and (ii) the Employee Subscriber is receiving severance benefits, and (iii) the Employee Subscriber violates the Employment Covenants, the Employee Subscriber agrees that he or she shall forfeit all rights to any unpaid portion of the severance benefits. The Employer may also exercise any additional remedies available to it whether at law or in equity, upon any such violation.

                  (d) If any restriction or limitation in the Employment Covenants is deemed to be unenforceable, onerous, unduly restrictive or unreasonable as to scope, activity, territory or duration, by a court of competent jurisdiction, it shall not be stricken in its entirety and held totally void and unenforceable, but shall be deemed rewritten to the minimum extent possible in order to limit any restriction or limitation or other term to the minimum extent necessary in order to effectuate the intent of the parties and shall remain enforceable to the maximum extent permissible within reasonable bounds in order to effect such lesser restriction as such court shall deem reasonable. If any phrase, clause or provision of the Employment Covenants is declared invalid or unenforceable by a court of competent jurisdiction, and such phrase, clause or revision is not capable of being rewritten pursuant to the foregoing sentence, then such phrase, clause or provision shall be deemed severed from the Employment Covenants, but will not affect any other provisions of the Employment Covenants, which shall otherwise remain in full force and effect.

                  (e) If the Employee Subscriber enters into an employment agreement with Employer that contains provisions comparable to those contained in the Employment Covenants, the provisions of this Section 6 shall control unless such employment agreement specifically provides, by reference to this Section 6, that it supersedes this
         Section 6.

         7. ASSIGNMENT. The Subscriber shall not assign or transfer this Agreement, and hereby further agrees and acknowledges that any transfer of the Shares to be acquired by the Subscriber pursuant to the terms hereof shall be made only in accordance with the transfer restrictions described in this Agreement and the Stockholders' Agreement and any other restrictions under applicable federal and state securities laws.




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

         8. INDEMNIFICATION. The Subscriber understands and acknowledges that the sale of the Shares to the Subscriber will be based upon the representations and warranties set forth herein and in other instruments and documents relating to the Subscriber's subscription for the Shares, and the Subscriber hereby agrees to indemnify, hold harmless and defend the Company, its successors, and current and future investors and affiliates thereof (other than the Subscriber), together with each officer, director, employee and attorney of any such party from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys' fees, to which they may be put or which they may incur by reason of, or in connection with, any misrepresentation made by the Subscriber herein or elsewhere, any breach by the Subscriber of the representations or warranties set forth herein or elsewhere, or the failure by the Subscriber to fulfill any of his or her covenants or agreements set forth herein or elsewhere or arising out of the sale or distribution of any of the Shares by the Subscriber in violation of the Securities Act or any other applicable securities or "Blue Sky" laws.

         9. CONFIDENTIALITY. The Subscriber understands and acknowledges that this Agreement, the Proxy Statement and the Stockholders' Agreement are confidential, and hereby represents and warrants to the Company that the Subscriber will not reproduce or distribute them, in whole or in part, nor divulge any of their contents, to any person other than his or her legal, tax, accounting or other advisors, if any, without the prior written consent of the Company.

         10. NO WAIVER. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Subscriber, the Subscriber does not thereby or in any other manner waive any rights granted to him under applicable federal or state securities laws.

         11. NOTICES. Any notices or other communications required or permitted hereby shall be made in writing and shall be deemed sufficiently given if sent by registered or certified mail, postage prepaid, return receipt requested, (i) to the Subscriber, at the residence address set forth on the signature page hereof, and (ii) to the Company, at 700 N. Pearl Street, Suite 200, Dallas, Texas 75201, Attn: Todd C. Doshier.

         12. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to the successors or assigns of the Company and to the personal and legal representatives, heirs, guardians and successors of the Subscriber.

         13. SPOUSES. By executing this Agreement, the spouse of the undersigned Subscriber, if applicable, who is a natural person agrees to be bound in all respects by the terms of this Agreement to the same extent as the Subscriber. Such spouse further agrees that should such spouse predecease the Subscriber or should such spouse become divorced from such Subscriber, any of the Shares which such spouse may own or in which such spouse may have any interest shall remain subject to all of the restrictions and to all of the rights of the Subscriber contained in this Agreement.

         14. APPLICABLE LAW. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL OF THE TERMS AND PROVISIONS HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE



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

LAWS OF THE STATE OF DELAWARE, EXCLUSIVE OF ITS CONFLICTS OF LAWS RULES, APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED THEREIN.

         15. ACCEPTANCE BY THE COMPANY. This Agreement may be accepted or rejected by the Company, in its sole and absolute discretion, in whole or in part. Acceptance by the Company shall be effected by counterpart execution of this Agreement by an authorized signatory thereof.

         16. EXECUTION BY ARC HOLDINGS. If this Agreement is accepted by the Company, ARC Holdings shall execute this Agreement for the limited purposes set forth in Section 5.

         17. WAIVER OF JURY TRIAL. To the extent permitted by applicable law, the Subscriber hereby irrevocably, knowingly, voluntarily and intentionally waives all right of trial by jury in any litigation, action, proceeding or counterclaim based hereon or arising out of, under or in connection with this Agreement.

         18. ACKNOWLEDGMENTS WITH RESPECT TO PROXY STATEMENT. The Subscriber hereby acknowledges that:

         (a) Notwithstanding anything to the contrary contained in the Proxy Statement, the rights of the Subscriber to purchase additional shares of ARC Holdings Common Stock as described in Section 5 hereof shall commence and expire as provided in Section 5, and that any conflicting or contradictory descriptions contained in the Proxy Statement are incorrect and superseded by the terms of this Agreement.

         (b) In the Section of the Proxy Statement entitled "Dilution" (on page 34 of the enclosed Proxy Statement), it was erroneously stated that "Non Employee RCH Shareholders will be diluted by the Stock Issuance, pursuant to which the Employee and Management Group members will purchase an aggregate of 46,570,308 newly issued shares of RCH Common Stock for nominal consideration." The Subscriber understands that, in fact, management, current and former employees and non-employee shareholders of the Company will purchase these 46,570,308 shares and that a correct statement as to the identity of the purchasers of these shares is contained in the cover letter accompanying the Proxy Statement, on page 1 thereof and the tabular information presented under the caption "Dilution" on page 34.

         (c) By executing this Agreement and delivering it to the Company, the Subscriber consents to the consummation of the Reorganization and Recapitalization on the terms set forth in the Proxy Statement, subject to the corrections noted above, ratifies and confirms any consent previously delivered to the Company pertaining to the Reorganization and Recapitalization and further acknowledges that the consummation of the Reorganization and Recapitalization on the terms set forth in the Proxy Statement, subject to the corrections noted above, is substantially the same as the Reorganization and Recapitalization described in the Proxy Statement, prior to the making of such corrections.

                                 SIGNATURE PAGE

         EXECUTED this       day of November, 1998 at
                      ------                          -------------------------
-------------------------------------------.

Number of
 Company Shares:
                 -----------------------------
Price per
 Company Share:        $
                        --------
Total Purchase Price   $
                        --------

Subscriber's Address:                -------------------------------------------
                                      (Signature of Subscriber)
----------------------------------
                                     -------------------------------------------
----------------------------------   (Printed Name of Subscriber)

                                     Social Security No.:
                                                         -----------------------



Subscriber's Spouse's Address:       -------------------------------------------
(If different from Subscriber's          (Signature of Subscriber's Spouse)
Address)

----------------------------------
                                    -------------------------------------------
                                         (Printed Name of Subscriber's Spouse)
----------------------------------
                                    Social Security No.:
                                                        ------------------------
APPROVED AND ACCEPTED AS
OF NOVEMBER        , 1998:
            -------
RCH HOLDINGS, INC.


By:
   ----------------------------------
         Todd C. Doshier
         Its:  Chief Financial Officer

ALLIED RISER COMMUNICATIONS HOLDINGS, INC.


By:
   ----------------------------------
         Todd C. Doshier
         Its:  Chief Financial Officer



                                      12